Exhibit 10.2
 ___________________________________________________________

                       ASSET PURCHASE AGREEMENT

                            Among

                           SMITH CORONA

                           CORPORATION, as

                           Seller,

                U.S. ASSEMBLIES SAN DIEGO, INC., as Buyer

               and THE MATCO ELECTRONICS GROUP, INC., as

               Guarantor

                  Dated as of November 14, 1997

___________________________________________________________

                       TABLE OF CONTENTS









                            Page ARTICLE I

                 SALE AND PURCHASE OF ASSETS

SECTION 1.01   SALE OF THE ASSETS                 1

SECTION 1.02   PURCHASE PRICE AND PAYMENT FOR2

SECTION 1.03   DELIVERY OF THE ASSETS             2

SECTION 1.04   POST-CLOSING EMPLOYMENT OF

               SELLER'S EMPLOYEES                 2

                          ARTICLE II

                            CLOSING

SECTION 2.01   CLOSING                            3

                          ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF  SELLER

SECTION 3.01   CORPORATE ORGANIZATION             3

SECTION 3.02 CORPORATE AUTHORITY                  3

SECTION 3.03 NO VIOLATION; CONSENTS AND APPROVALS 3

SECTION 3.04 TITLE TO ASSETS; ABSENCE OF LIENS    4

SECTION 3.05 LITIGATION                           4

SECTION 3.06 COMPLIANCE WITH LAW                  4

SECTION 3.07 CONTRACTS                            5

SECTION 3.08 MAINTENANCE OF THE ASSETS            5

SECTION 3.09 EMPLOYEES; LABOR RELATIONS           5
SECTION 3.10 SUPPLIERS                            5
SECTION 3.11 CERTAIN TRANSACTIONS                 6
SECTION 3.12 DISCLAIMER OF OTHER REPRESENTATIONS
             AND WARRANTIES; BEST KNOWLEDGE;
             DISCLOSURE                           6
                          ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 4.01 CORPORATE ORGANIZATION               7

SECTION 4.02 CORPORATE AUTHORITY                  7

SECTION 4.03 NO VIOLATION; CONSENTS AND APPROVALS 7

SECTION 4.04 LITIGATION                           8

                           ARTICLE V

                CERTAIN COVENANTS AND

                 AGREEMENTS OF SELLER, BUYER

                 AND GUARANTOR

SECTION 5.01    EXPENSES AND FINDERS' FEES        8

SECTION 5.02    CONFIDENTIALITY                   8

SECTION 5.03    PRESS RELEASES                    9

SECTION 5.04    BOOKS AND RECORDS                 9

SECTION 5.05    USE OF NAMES                      9

                ARTICLE VI

CONDITIONS PRECEDENT OF BUYER AND GUARANTOR

SECTION 6.01    OPINION OF COUNSEL                10

SECTION 6.02    CLOSING DOCUMENTATION.            10

10SECTION  6.03  APPROVAL OF LEGAL MATTERS.       10

SECTION 6.04    OTHER AGREEMENTS.                 11

SECTION 6.05    CONSENTS.                         11

             ARTICLE VII CONDITIONS PRECEDENT OF SELLER

SECTION 7.01    OPINION OF COUNSEL.               11

SECTION 7.02    CLOSING DOCUMENTATION.            11

SECTION 7.03    APPROVAL OF LEGAL MATTERS.        12

SECTION 7.04    OTHER AGREEMENTS.                 12

SECTION 7.05    CONSENTS.                         12

               ARTICLE VIII

              INDEMNIFICATION

SECTION 8.01    INDEMNIFICATION BY SELLER.        12

SECTION 8.02    INDEMNIFICATION BY BUYER AND
                GUARANTOR.                        13
SECTION 8.03    REMEDIES.                         14

SECTION 8.04    PERIOD OF INDEMNITY.              14

SECTION 8.05    CERTAIN LIMITATIONS.              14

               ARTICLE IX

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES

SECTION 9.01    REPRESENTATIONS AND  WARRANTIES.  15

                ARTICLE X

              MISCELLANEOUS

SECTION 10.01   COOPERATION.                      15

SECTION 10.02   WAIVER.                           15

SECTION 10.03   NOTICES.                          15

SECTION 10.04   GOVERNING LAW AND CONSENT TO

                JURISDICTION.                     17
SECTION 10.05   COUNTERPARTS.                     17

SECTION 10.06   HEADINGS.                         17

SECTION 10.07   ENTIRE AGREEMENT.                 17

SECTION 10.08   AMENDMENT AND MODIFICATION.       17

SECTION 10.09   BINDING EFFECT; BENEFITS.         17

SECTION 10.10   ASSIGNABILITY.                    18

SECTION 10.11   GUARANTEE.                        18



       LIST OF SCHEDULES AND EXHIBITS

Schedule 1.01(a)    Assets and Retained
Assets
Schedule 1.01(b)    Assumed Liabilities
Schedule 1.04       Management Employees
Schedule 3.03       No Violations;Consents
Schedule 3.04       Encumbrances
Schedule 3.05       Litigation
Schedule 3.07       Contracts
Schedule 3.09       Employees; Labor Relations
Schedule 3.10       Suppliers
Schedule 3.11       Certain Transactions
Schedule 3.12       Persons with "Knowledge"
Schedule 4.03       No Violations; Consents
Schedule 4.04       Litigation
Schedule 5.01       Finders' Fees

Exhibit A           Bill of Sale
Exhibit B           Assignment and Assumption Agreement
Exhibit C           Opinion of Seller's Counsel
Exhibit D           Opinion of Buyer's Counsel





     ASSET PURCHASE AGREEMENT dated as of November 14, 1997
(together with the Schedules and Exhibits attached hereto, the "Agreement") between SMITH CORONA CORPORATION, a
Delaware corporation ("SCC" or "Seller"), U.S. ASSEMBLIES
SAN DIEGO, INC., a Delaware corporation ("Buyer"), and The
Matco Electronics Group, Inc., a Delaware corporation
("Guarantor").
                     W I T N E S S E T H:
     WHEREAS, Seller is the owner of certain machinery, equipment, leasehold improvements and other assets used in connection with the business of manufacturing typewriters and related supplies and contract manufacturing generally
(the "Business");
     WHEREAS, Seller wishes to sell and Buyer wishes to purchase the Assets (as defined below) and Buyer wishes to assume certain specified liabilities and obligations of Seller and the parties wish to consummate the other transactions herein provided, all upon the terms and conditions set forth in this Agreement;
  NOW, THEREFORE, in reliance upon the representations and warranties made herein and in consideration of the mutual agreements herein contained, the parties

        agree as follows: ARTICLE I

                SALE AND PURCHASE OF ASSETS

     Section 1.01  Sale of the Assets.

At the Closing provided for in Section 2.01:

          (a)

          Seller shall sell the assets set forth on
Schedule 1.01(a) (the "Assets," provided however that
Assets shall not include the retained assets set forth on
Schedule 1.01(a), the "Retained Assets") and Buyer shall purchase the Assets for the purchase price provided in
Section 1.02; and




          (b)
     Buyer shall assume and undertake to perform the
liabilities and obligations of Seller specifically
described on Schedule       1.01(b) hereto (such
liabilities and obligations being
hereinafter referred to as the "Assumed Liabilities").
Other than the Assumed Liabilities, Buyer shall not assume or be responsible for, and Seller shall retain and remain responsible for, any and all obligations and liabilities of Seller of any nature whatsoever, whether past, current or future, whether accrued, contingent, known or unknown.
     Section 1.02   Purchase Price and Payment for
Assets.

          (a)

          Purchase Price. In addition to the assumption by Buyer of the Assumed Liabilities, as full consideration to be paid by Buyer, the aggregate purchase price for the Assets is $9,000,000, (the "Purchase Price"); and

          (b)

          Payment of Purchase Price. At the Closing, Buyer shall deliver to Seller an amount equal to the Purchase
Price in immediately available funds by wire transfer to an account designated by Seller.
     Section 1.03   Delivery of the Assets.
At the Closing, Seller will deliver to Buyer a Bill of Sale, substantially in the form of Exhibit A hereto (the
"Bill of Sale"), and such other endorsements, certificates of title, assignments and other good and sufficient instruments of conveyance and transfer, as shall be necessary to vest in Buyer good, valid, marketable and insurable title to the Assets in accordance herewith.
Buyer acknowledges and agrees that the Assets presently are, and shall remain in the possession of SCM, and that Seller shall have no obligation to deliver the Assets since the Assets are already in the possession of SCM.
Seller further agrees that, from and after the Closing, it will execute and deliver to Buyer such additional instruments and documents and take such further action as Buyer may reasonably require in order to more fully vest, record and/or perfect Buyer's title to, or interest in, the Assets.
     Section 1.04   Post-Closing Employment of Seller's
Employees.

     Buyer shall use its best efforts to offer to the employees listed on Schedule 1.04 (the "Management
Employees") positions within Buyer's organization. Buyer shall use its best efforts to hire and retain all current
Management Employees pursuant to its currently effective employment practices consistent with compensation and benefits offered by Buyer generally. If any Management
Employee refuses Buyer's offer of employment, and if Seller, either by (i) applying its severance policy in a manner consistent with past practices, or (ii) as a result of litigation, pays severance to such Management Employee, then Buyer agrees not to hire, employ or retain such Management Employee in any capacity whatsoever, including as an advisor, consultant or leased employee, for a period of three years after the Closing Date unless Buyer first reimburses Seller for the amount of severance paid to the Management Employee plus simple interest at the rate of eight (8%) percent per year. Buyer shall require any Management Employee who accepts its offer of employment to voluntarily resign or retire from Seller. ARTICLE II


                          CLOSING

     Section 2.01   Closing.
The closing of the transactions provided for herein (the
"Closing") will take place at the offices of Winthrop,
Stimson, Putnam & Roberts, Financial Centre, 695 East Main
Street, Stamford, Connecticut at 10:00 A.M. (local time) on
November 14, 1997 (the "Closing Date") or at such other
place, time and date as may be agreed upon by Buyer and
Seller.
                        ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF SELLER
     Subject to the Schedules attached hereto and referred
to below, Seller represents and warrants, to Buyer and
Guarantor that:
     Section 3.01   Corporate Organization.
Seller is a corporation duly organized and validly existing
under the laws of the State of Delaware. Section 3.02
     Corporate Authority.
Seller has full corporate power and authority to enter into
this Agreement and all other documents required to be
entered into hereunder (this Agreement, collectively with
such other documents, the "Documents") and to consummate
the transactions contemplated thereby.  The execution,
delivery and performance by Seller of the Documents have
been duly authorized by all requisite corporate action.
The Documents have been duly executed and delivered by
Seller, and (assuming due execution and delivery by Buyer
and Guarantor) the Documents constitute the valid and
binding obligations of Seller, enforceable in accordance
with their terms, except as such enforceability may be
limited by bankruptcy, insolvency, reorganization or
similar laws affecting creditors' rights generally or by
general equitable principles.
   Section 3.03   No Violation; Consents and Approvals.
Except as disclosed in Schedule 3.03, Seller is not subject
to or bound by any provision of:
          (a)
          any law, statute, rule, regulation or judicial or
administrative decision,
          (b)
          any articles or certificate of incorporation or
by laws or other similar organization documents,
          (c)
          any mortgage, deed of trust, lease, note,
shareholders' agreement, bond, indenture, other instrument
or agreement, license, permit, trust, custodianship, other
restriction, or
          (d)
          any judgment, order, writ, injunction or decree
of any court, governmental body, administrative agency or
arbitrator,
that would prevent or be violated by or that would result
in the creation of any material Encumbrance (as defined
below) as a result of, or, with respect to material
agreements, under which there would be a default or right
of termination as a result of, the execution, delivery and
performance by Seller of the Documents and the consummation
of the transactions contemplated thereby.  Except as
disclosed in Schedule    3.03, no consent, approval or
authorization of or
declaration or filing with any individual, corporation, partnership, trust or unincorporated organization or any government or any agency or political subdivision thereof
(a "Person") is required for the valid execution, delivery and performance by Seller of the Documents and the consummation of the transactions contemplated thereby.

     Seller agrees to obtain all necessary consents
required for Seller to obtain full benefit of any leasehold
interest assigned or transferred pursuant hereto.  Seller
hereby represents and warrants that all leases subject to
this Agreement are assignable by their terms or if not
assignable by their terms then Seller shall obtain the
written consent of the Lessor to such transfer as
contemplated under the terms of this Agreement.  All such
leases sought to be transferred by the Seller are disclosed
in Schedule   3.03.
     Section 3.04   Title to Assets; Absence of Liens.
Seller has good and valid title to, or subsisting leasehold interests in, all of the Assets free and clear of any pledges, liens, charges, encumbrances, easements, defects, security interests, claims, options and restrictions of every kind (collectively, "Encumbrances"). Seller will deliver to Buyer title to the Assets free and clear of all Encumbrances.
     Section 3.05   Litigation.
Except as disclosed in Schedule 3.05, there is no action, suit, proceeding or investigation as of the date hereof pending or, to the best knowledge of Seller after due inquiry, threatened against Seller at law, in equity or otherwise, in, before, or by any court of competent jurisdiction.
     Section 3.06   Compliance with Law.
To the best knowledge of Seller after due inquiry, the Business is being conducted in compliance with all laws, ordinances and regulations of any governmental entity applicable to Seller including Seller's obligation to comply with the applicable laws and regulations of the United Mexican States regulating or effecting Seller or its subsidiary Smith Corona de Mexico, S.A. de C.V. ("SCM").
To the best knowledge of Seller, all governmental approvals, permits and licenses required by Seller in connection with the conduct of the Business have been obtained and are in full force and effect and are being complied with in all material respects.
     Section 3.07   Contracts.
Except as set forth in Schedule 3.07, and except for contracts made in the ordinary and usual course of business or in connection with this Agreement and the transactions contemplated hereby, Seller is not as of the date hereof a party to, or bound by, any contract of any kind to be performed after the Closing Date pursuant to which Seller is obligated to expend more than $5,000 in any twelve-month period and which is not subject to cancellation by Seller without penalty or increased cost.
     Section 3.08   Maintenance of the Assets.
The Assets which are currently being used in the manufacturing processes if taken together with the assets of SCM are adequate to conduct the Business as currently being conducted, and are in good operating condition, maintenance and repair, taking into account the age thereof.
     Section 3.09   Employees; Labor Relations.
As of November 1, 1997, Seller employed a total of 27 employees with respect to the Business (the "Employees").
As of the date hereof, except as set forth on Schedule 3.09 attached hereto, (a) Seller is not delinquent in the payment (i) to or on behalf of its past or present
Employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the date hereof, or (ii) of any material amount which is due and payable with regard to any Employee to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant or any other party arising under or with respect to a claim that has been filed under state statutes and approved in the ordinary course in accordance with Seller's policies regarding workers' compensation and/or any applicable state statute or administrative procedure; (b) to the best knowledge of Seller, there is no unfair labor practice charge or complaint against the Business pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown or stoppage actually in progress or, to the best knowledge of Seller, threatened against the Business; (d) there are no collective bargaining agreements currently in effect between the Business and labor unions or organizations representing any Employees;
and (e) no material grievance or arbitration proceedings are pending relating to the Business.
     Section 3.10   Suppliers.
Schedule 3.10 hereto contains a list as of the date hereof of suppliers of the Business (in dollar volume).

     Section 3.11   Certain Transactions.

Except as set forth in Schedule 3.11, there are no transactions between SCM or SCC (including SCC's affiliates), and SCM's or SCC's (including SCC's affiliates) directors, officers or salaried employees, or the family members or affiliates of any of the above (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, SCC or SCM to any such officer, director or salaried employee, family member, or affiliate or any corporation, partnership, trust or other entity in which such family member, affiliate, officer, director or employee has a substantial interest or is a shareholder, officer, director, trustee or partner.
   Section 3.12   Disclaimer of Other Representations and
Warranties; Best Knowledge; Disclosure.

          (a)
          Seller does not make, and has not made, any representations or warranties relating to Seller or otherwise in connection with the transactions contemplated hereby other than those expressly set out herein which are made by Seller. Without limiting the generality of the foregoing, Seller has not made, and shall not be deemed to have made, any representations or warranties in any presentation of the Business in connection with the transactions contemplated hereby, and no statement contained in any such presentation shall be deemed a representation or warranty hereunder or otherwise. It is understood that any cost estimates, projections, forecasts or other predictions, any data, any financial information or any memoranda or offering materials or presentations are not and shall not be deemed to be or to include representations or warranties of Seller. No person has been authorized by Seller to make any representation or warranty relating to Seller or otherwise in connection with the transactions contemplated hereby and, if made, such representation or warranty must not be relied upon as having been authorized by Seller.
          (b)
          Whenever a representation or warranty made by Seller herein refers to the best knowledge of Seller, such knowledge shall be deemed to consist only of the actual knowledge of any of those persons listed on Schedule 3.12.
Seller has not undertaken, nor shall Seller have any duty to undertake, any investigation concerning any matter as to which a representation or warranty is made as to the best knowledge of Seller.
          (c)
          Notwithstanding anything to the contrary contained in this Agreement or in any Schedule, any information disclosed in one Schedule shall be deemed to be disclosed in all Schedules. Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Seller in this Agreement or is material, nor shall such information be deemed to establish a standard of materiality.
                         ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF BUYER
     Subject to the Schedules attached hereto and referred to below, each of Buyer and Guarantor, as to itself only and not as to the other, represents and warrants to Seller that:
     Section 4.01   Corporate Organization.
Each of Buyer and Guarantor is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.
     Section 4.02   Corporate Authority.
Each of Buyer and Guarantor has full corporate power and authority to enter into the Documents and to consummate the transactions contemplated thereby. The execution, delivery and performance by Buyer and Guarantor of the Documents have been duly authorized by all requisite corporate action. The Documents have been duly executed and delivered by Buyer and Guarantor, and (assuming due execution and delivery by Seller) the Documents constitute the valid and binding obligations of Buyer and Guarantor, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.
   Section 4.03   No Violation; Consents and Approvals.
Except as disclosed in Schedule 4.03, neither Buyer nor Guarantor is subject to or bound by any provision of:
          (a)
          any law, statute, rule, regulation or judicial or administrative decision,
          (b)
          any articles or certificate of incorporation or by laws or other organization documents,
          (c)
          any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction, or
          (d)
          any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator, that would prevent or be violated by or that would result in the creation of any material Encumbrance as a result of, or, with respect to material agreements, under which there would be a default or right of termination as a result of, the execution, delivery and performance by Buyer or Guarantor of the Documents and the consummation of transactions contemplated thereby. Except as disclosed in
Schedule 4.03, no consent, approval or authorization of or declaration or filing with any Person is required for the valid execution, delivery and performance by Buyer or Guarantor of the Documents and the consummation of the transactions contemplated thereby.
     Section 4.04   Litigation.
Except as disclosed in Schedule 4.04, there is no action, suit, proceeding or investigation as of the date hereof pending or, to the best knowledge of Buyer or Guarantor after due inquiry, threatened against Buyer or Guarantor at law, in equity or otherwise, in, before, or by any court of competent jurisdiction.
                         ARTICLE V
                CERTAIN COVENANTS AND AGREEMENTS
                  OF SELLER, BUYER AND GUARANTOR
     Section 5.01   Expenses and Finders' Fees.
Buyer, Guarantor and Seller will each bear its own expenses in connection with this Agreement and its performance.
Seller, on the one hand, and Buyer and Guarantor, on the other hand, each represent and warrant to the other that, except as set forth on Schedule 5.01, the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on in such a manner as not to give rise to any valid claims against the other party for a brokerage commission, finder's fee or other like payment.
     Section 5.02   Confidentiality.
Buyer, Guarantor and Seller hereby confirm the terms and provisions of that certain Confidentiality Agreement executed by SCC and Guarantor dated as of July 31, 1996
(the "Confidentiality Agreement") and hereby incorporate the Confidentiality Agreement herein, in its entirety, by this reference and intend to be bound by the terms thereof.
Buyer, Guarantor and Seller further acknowledge and agree that all information provided to Buyer and Guarantor hereunder shall constitute Confidential Information (as such term is defined in the Confidentiality Agreement), and that the provisions of this Section 5.02, including the terms and provisions of the Confidentiality Agreement, shall survive the termination of this Agreement for any reason before Closing.
     Section 5.03   Press Releases.
Except as required by law or stock exchange regulation, any public announcements regarding the transactions contemplated hereby shall be made only with the mutual consent of Buyer, Guarantor and Seller.
     Section 5.04   Books and Records.
Buyer will retain all books, records and other documents pertaining to the Assets and Assumed Liabilities in existence on the Closing Date for a period of seven (7) years from the Closing Date and to make the same available after the Closing Date for such seven (7) year period for inspection and copying by Seller at Seller's expense during the normal business hours of the Business, upon reasonable request and upon reasonable advance notice. No such books, records or documents shall be destroyed by the Business without first advising Seller in writing and giving Seller a reasonable opportunity to obtain possession thereof.
Without limiting the generality of the foregoing, Buyer will make available to Seller and its representatives all information deemed necessary or desirable by Seller in preparing its financial statements and Returns and conducting any audits in connection therewith.
     Section 5.05   Use of Names.
Anything herein to the contrary notwithstanding, and subject to rights granted to Guarantor in the Manufacturing
Agreement (as defined below), neither Buyer nor Guarantor shall acquire any interest in or right to use the name
Smith Corona or any derivatives thereof, or the respective trademarks and logos of Seller and Seller's group of companies is being transferred hereunder (collectively, the "Names and Logos"). Buyer and Guarantor each agree that it will, as promptly as practicable but in any event within sixty (60) days following the Closing Date, remove or obliterate all Names and Logos from all signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents and other materials used by it or any of its affiliates. Notwithstanding anything herein to the contrary, Buyer and Guarantor each agree that after the Closing Date it will neither use, nor permit any of its affiliates to use, (i) any purchase orders, invoices, sales orders, letterheads or shipping documents existing on the date hereof, which bear any of the Names and Logos or any name or logo confusingly similar thereto, without first obliterating or covering such Name or Logo, or (ii) any such materials not in existence on the Closing Date which bear such Name or Logo. At Seller's request, Buyer and Guarantor each will cooperate, and will cause each of its affiliates to cooperate, in taking all steps reasonably necessary in any jurisdiction to preserve for Seller and, where appropriate, assign to Seller, all right, title and interest in and to such Names and Logos, the registration and usage thereof and the goodwill associated therewith. Buyer and Guarantor each will not, and will cause each of its affiliates not to, misappropriate, misrepresent or otherwise infringe, abuse or diminish the value of such Names and Logos.

               ARTICLE VI
          CONDITIONS PRECEDENT OF BUYER AND GUARANTOR
     Neither Buyer nor Guarantor need consummate the transactions contemplated by this Agreement unless the following conditions shall be fulfilled or waived by both
Buyer and Guarantor:
     Section 6.01   Opinion of Counsel.
Buyer and Guarantor shall have been furnished with an opinion dated the Closing Date of Winthrop, Stimson, Putnam
& Roberts, counsel for Seller, substantially in the form attached hereto as Exhibit C.
     Section 6.02   Closing Documentation.
Buyer and Guarantor shall have received the following documents, agreements and instruments from Seller:
          (a)
          Bill of Sale and such other endorsements, certificates of title, assignments as shall be reasonably requested by Buyer or Guarantor;
          (b)
           a certificate dated as of a recent date from the Secretary of State of the State of Delaware to the effect that Seller is duly incorporated and in good standing in such state;
          (c)
          evidence, reasonably satisfactory to Buyer and Guarantor, of the authority and incumbency of the persons acting on behalf of Seller in connection with the execution of any document delivered in connection with this Agreement; and
          (d)
          such other instruments and documents as Buyer and Guarantor shall reasonably request not inconsistent with the provisions hereof.
     Section 6.03   Approval of Legal Matters.
The form of all instruments, certificates and documents to be executed and delivered by Seller to Buyer and Guarantor pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to Buyer, Guarantor and their counsel, none of whose approval shall be unreasonably withheld or delayed.
     Section 6.04   Other Agreements.
The following documents shall have been entered into simultaneously herewith: the Stock Purchase Agreement dated the date hereof among Seller, W. Michael Driscoll, Buyer and Guarantor (the "Stock Purchase Agreement"), the
Contract Manufacturing Agreement dated the date hereof between Guarantor and Seller (the "Manufacturing
Agreement"), the Assignment and Assumption Agreement dated the date hereof among Seller, Buyer and Guarantor in the form attached hereto as Exhibit B (the "Assignment and Assumption Agreement") and the Sublease dated the date hereof between Buyer and Seller (the "Sublease").
     Section 6.05   Consents.
Buyer and Guarantor shall have obtained consents from all the parties set forth on Schedule 4.03.

                        ARTICLE VII
              CONDITIONS PRECEDENT OF SELLER
     Seller need not consummate the transactions contemplated by this Agreement unless the following conditions shall be fulfilled or waived by Seller:
     Section 7.01   Opinion of Counsel.
Seller shall have been furnished with an opinion dated the Closing Date of Deily, Dautel & Mooney, LLP, counsel for
Buyer and Guarantor, substantially in the form attached hereto as Exhibit D.
     Section 7.02    Closing Documentation.
Seller shall have received the following documents, agreements and instruments from Buyer and Guarantor, where applicable:
          (a)
          payment of the Purchase Price pursuant to Section 1.02 hereof;
          (b)
          certificate dated as of a recent date from the Secretary of State of the State of Delaware to the effect that Buyer and Guarantor each is duly incorporated and in good standing in such state;
          (c)   evidence, reasonably satisfactory to
Seller, of the authority and incumbency of the persons acting on behalf of Buyer and Guarantor in connection with the execution of any document delivered in connection with this Agreement; and
          (d)
          such other instruments and documents as Seller shall reasonably request not inconsistent with the provisions hereof.
     Section 7.03   Approval of Legal Matters.
The form of all certificates, instruments and documents to be executed and delivered by Buyer and Guarantor to Seller pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to Seller and its counsel, neither of whose approval shall be unreasonably withheld or delayed.
     Section 7.04   Other Agreements.
The following documents shall have been entered into simultaneously herewith: the Stock Purchase Agreement, the Manufacturing Agreement, the Assignment and Assumption
Agreement and the Sublease.
     Section 7.05   Consents.
Seller shall have obtained consents from all the parties set forth on Schedule 3.03.

                       ARTICLE VIII
                      INDEMNIFICATION
     Section 8.01   Indemnification by Seller.
Seller hereby agrees to defend, indemnify and hold harmless
Buyer and Guarantor, their respective successors, assigns and affiliates (collectively, the "Buyer Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision), (collectively, "Buyer
Losses"), caused by, resulting from or arising out of:
          (a)
          (i) breaches of the representations and
warranties hereunder on the part of Seller; (ii) failures by Seller to perform or otherwise fulfill any undertaking or other agreement or obligation hereunder; (iii) any value added taxes ("VAT") or similar taxes assessed by the United
Mexican States by reason of the sale of the Assets hereunder; and/or (iv) any claims which may be brought by a Management Employee against SCM, Buyer or Guarantor, or any of their subsidiaries or related entities, which claims arise out of such Management Employee's employment or separation from employment from SCC prior to the Closing; and/or
          (b)
          any and all actions, suits, proceedings, claims, demands, incident to any of the foregoing or such indemnification; provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which a Buyer Indemnitee proposes to demand indemnification ("Buyer Indemnified Claims"), such Buyer
Indemnitee shall notify Seller thereof, provided, further, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Subject to rights of or duties to any insurer or other third Person having liability therefor, Seller shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of any such Buyer
Indemnified Claims arising out of a lawsuit or claim brought by a third party (provided that any compromise or settlement must be reasonably approved by Buyer), including, at its own expense, employment of counsel reasonably satisfactory to Buyer; provided, however, that if Seller shall have exercised its right to assume such control, Buyer may, in its sole discretion and at its expense, employ counsel to represent it (in addition to counsel employed by Seller) in any such matter, and in such event counsel selected by Seller shall be required to cooperate with such counsel of Buyer in such defense, compromise or settlement.
    Section 8.02   Indemnification by Buyer and Guarantor.
Buyer and Guarantor hereby agree to defend, indemnify and hold harmless Seller and its successors, assigns and affiliates (collectively, "Seller Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) (collectively, "Seller
Losses"), resulting from or arising out of:
          (a)
           (i) breaches of representations and warranties hereunder on the part of Buyer or Guarantor, (ii) failures by Buyer or Guarantor to perform or otherwise fulfill any undertaking or agreement or obligation hereunder and/or
(iii) any claims which may be brought by a Management
Employee against SCC, or any of its subsidiaries or related entities, which claims arise out of such Management
Employee's employment or separation from employment from SCM, Buyer or Guarantor subsequent to the Closing; and/or
          (b)
          any and all actions, suits, proceedings, claims and demands incident to any of the foregoing or such indemnification;
provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which such Seller Indemnitee proposes to demand indemnification ("Seller Indemnified Claims"), such Seller
Indemnitee shall notify Buyer thereof, provided, further, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Subject to rights of or duties to any insurer or other third Person having liability therefor, Buyer shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of any such Seller
Indemnified Claims arising out of a lawsuit or claim brought by a third party (provided that any compromise or settlement must be reasonably approved by Seller) including, at its own expense, employment of counsel reasonably satisfactory to Seller; provided, however, that if Buyer shall have exercised its right to assume such control, Seller may, in its sole discretion and at its expense, employ counsel to represent it (in addition to counsel employed by Buyer) in any such matter, and in such event counsel selected by Buyer shall be required to cooperate with such counsel of Seller in such defense, compromise or settlement.
     Section 8.03   Remedies.
Except for the right to seek to specifically enforce the covenants hereunder, and except as specifically provided in this Agreement, the sole and exclusive remedy of Buyer, Guarantor and Seller hereunder shall be restricted to the indemnification rights set forth in this Article VIII.
     Section 8.04   Period of Indemnity.
The indemnities contained in this Article VIII shall expire one (1) year from the Closing Date, except with respect to Seller's indemnity for VAT, which will expire five (5) years from the Closing Date, and except with respect to Seller's, Buyer's and Guarantor's indemnity for Management
Employees' claims which will expire three (3) years after the Closing Date and except with respect to Buyer Losses or Seller Losses as to which notice has been given pursuant to Sections 8.01 or 8.02 within such period, in which case the indemnification period shall be extended until final resolution of such losses.
     Section 8.05   Certain Limitations.
          (a)
           Notwithstanding any other provision hereof, in no event shall Seller be liable for or obligated to indemnify Buyer and Guarantor from and against any consequential, indirect or special damages, including, without limitation, lost profits, business interruption and loss of business opportunities or goodwill. This exclusion of any such consequential, indirect or special damages shall apply whether the action in recovery of damages is sought based on contract, tort (including sole, concurrent or other negligence or strict liability), statute or otherwise. To the extent permitted by law, any statutory remedies which are inconsistent with this Section 8.05(a) are hereby waived by Buyer and Guarantor.
          (b)
          Seller's obligation to indemnify for Buyer Losses under Section 8.01 of this Agreement shall accrue only if the aggregate of all such Buyer Losses exceeds Fifty
Thousand Dollars ($50,000) and then Seller shall be liable for such Buyer Losses only to the extent that they exceed such amount, with the exception of Seller's obligation to indemnify for Buyer Losses in the nature of Management
Employee claims set forth in subsection 8.01(a)(iv) above, which obligation will be without monetary limit or threshold.
          (c)
          Seller's obligation to indemnify for Buyer Losses shall be limited to an amount or amounts in the aggregate equal to fifty percent (50%) of the total Purchase Price.
          (d)
          If on the Closing Date either party (the "first party") has actual knowledge of the untruth, inaccuracy or breach of any representation or warranty by the other party contained in this Agreement or the Documents, then any liability, obligation, claim, loss, cost, damage and expense, including attorneys fees and disbursements, arising out of or resulting therefrom shall not be included as part of Losses of the first party and the other party shall have no obligation to indemnify the first party therefor.

                        ARTICLE IX

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Section 9.01   Representations and Warranties.
The representations and warranties of the parties contained herein shall survive the Closing to the extent provided in

Section 8.04.

                         ARTICLE X

                       MISCELLANEOUS

     Section 10.01  Cooperation.

Each of the parties hereto shall use its reasonable efforts
to take or cause to be taken all actions, to cooperate with
the other party hereto, with respect to all actions, and to
do or cause to be done all things necessary, proper or
advisable to consummate and make effective the transactions
contemplated by this Agreement.
     Section 10.02  Waiver.
Any failure of Seller to comply with any of its obligations
or agreements herein contained may be waived only in
writing by Buyer and Guarantor.  Any failure of Buyer or
Guarantor to comply with any of its obligations or
agreements herein contained may be waived only in writing
by Seller.
     Section 10.03  Notices.
All notices and other communications hereunder shall be
in writing and shall be deemed to have been duly given
upon receipt of: hand delivery; certified or registered
mail, return receipt requested; or telecopy transmission
with confirmation of receipt:
          (i)
                If to Buyer or Guarantor, to:
               U.S. Assemblies San Diego, Inc.
               or The Matco Electronics Group, Inc.
               320 North Jensen Road Vestal, New York
               13850 Telecopier:  (607) 729-8973
               Telephone:   (607) 729-8981
               Attention: Lawrence Davis
               (with a copy to):
               Deily, Dautel & Mooney,LLP
               8 Thurlow Terrace
               Albany, New York  12203-1006
               Telecopier: (518) 436-8278
               Telephone:   (518) 436-0344
               Attention: Jonathan D. Deily Esq.
               (ii)

                      If to Seller, to:
               Smith Corona Corporation
               839 Route 13 South
               Cortland, New York  13045-0990
               Telecopier: (607) 753-8769
               Telephone:   (607) 753-6011
               Attention:  W. Michael Driscoll

                      (with a copy to):

               Winthrop, Stimson, Putnam & Roberts
               Financial Centre
               695 East Main Street
               Stamford, CT  06904
               Telecopier:  (203) 965-8226
               Telephone:   (203) 348-2300
               Attention:  G. William Sisley, Esq.

Such names and addresses may be changed by written notice
to each person listed above.
 Section 10.04  Governing Law and Consent to Jurisdiction.
          (a)
          This Agreement shall be governed by and construed
in accordance with the internal substantive laws and not
the choice of law rules of the State of New York.
          (b)
          Any judicial proceeding brought with respect to
this Agreement must be brought in any court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii)
irrevocably waives any objection it may now or hereafter
have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.  THE PARTIES HEREBY WAIVE TRIAL BY JURY
IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS
AGREEMENT.
     Section 10.05  Counterparts.
This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original
but all of which together shall constitute one and the
same instrument.
     Section 10.06  Headings.
The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     Section 10.07  Entire Agreement.
This Agreement, including the Exhibits and Schedules hereto and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
     Section 10.08  Amendment and Modification.
This Agreement may be amended or modified only by written agreement of the parties hereto.
     Section 10.09  Binding Effect; Benefits.
This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and, to the
extent provided in Sections    8.01 and 8.02, the other
Buyer Indemnitees and Seller Indemnitees) any rights, remedies, obligations or liabilities under or by reason of this Agreement. Section
     10.10  Assignability.
This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.
     Section 10.11  Guarantee.
Guarantor hereby approves the transactions contemplated by this Agreement and hereby agrees to be jointly and severally liable along with Buyer for each and every one of Buyer's obligations hereunder to the same extent that Buyer is liable, as a co obligor and not as a surety or guarantor.
  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                               U.S. ASSEMBLIES SAN DIEGO, INC.
                               By: /s/ Lawrence E. Davis
                               Name: Lawrence E. Davis
                               Title: Vice President and Secretary


                               THE MATCO ELECTRONICS GROUP, INC.
                               By: /s/Lawrence E. Davis
                               Name: Lawrence E. Davis
                               Title: Treasurer/CFO

                               SMITH CORONA CORPORATION
                               By: /s/ W. Michael Driscoll
                               Name: W. Michael Driscoll
                               Title: Chief Executive Officer

                       Schedule 1.01(a)

                            Assets

Contracts identified as "MAT" on Schedule 3.07.
Machinery, equipment, leasehold improvements and other assets used in connection with the business of manufacturing manufacturing generally, presently located in Tijuana, Mexico and described in the computer report Smith
 Corona Corporation Sold Assets, Date 11/12/97 Time
 3:22 P.M. Both Buyer and Seller are in possession of identical printed copies of such computer report, which is hereby incorporated by reference into this Schedule.

                      Retained Assets

Patents and trademarks including the name "Smith Corona".
     Product specifications, drawings and bills of material related to the production of typewriters, personal word processors, headsets and supplies and accessories.


Contracts identified as "SCC" on Schedule 3.07
Tooling, dies, jigs, gages and fixtures related to the production of typewriters, personal word processors, headsets and supplies and accessories. Property, plant and equipment related to the distribution
     California. Both Buyer and Seller are in possession of identical printed copies of the computer report
     Smith Corona Corporation Retained Assets Date
     11/12/97 Time 3:27 P.M., which is hereby incorporated by reference into this Schedule.





                     Schedule 1.01(b)

                    Assumed Liabilities






None.





                        Schedule 1.04

                    Management Employees

Robert Weber

Alberto Garcia

Daniel Roy

Basil Chinsee

                        Schedule 3.03

                     No Violations;

Consents

Violations - none.

Consents are needed from:

Congress Financial Corporation

805 Properties (San Diego landlord)

                       Schedule 3.04

                       Encumbrances


Congress Financial Corporation has a lien on all of Seller's now owned and hereafter acquired accounts, contract rights, general intangibles, documents, instruments, chattel paper, inventory, equipment, fixtures, and other property, and the proceeds/products hereof. This lien will be released from the Assets before the Closing.



                       Schedule 3.05



                        Litigation




SCC was the owner of manufacturing facilities in Groton, New York (the "Groton Site") and Cortlandville, New York
(the "Cortlandville Site" and together, the "Owner/Operator
Sites"). SCC's liability, if any, at the Owner/Operator
Sites stems from groundwater contamination at the Cortlandville Site and soil contamination at the Groton
Site.




SCC was served in June 1992 with a summons and complaint and, in June 1994, with an amended complaint in a contribution action brought by five private plaintiffs in the United States District Court for the Northern District of New York pursuant to the federal Comprehensive
Environmental Response, Compensation and Liability Act and certain state law theories (the "Copper Industries action"). The amended complaint sought contribution or reimbursement for response costs incurred to date, and to be incurred in the future, for the remediation of a site in Cortland, New York known as the "Rosen Site". Claims concerning the Rosen Site were filed against the Environmental Protection Agency, the United States
Department of the Interior, the New York Department of
Environmental Conservation ("DEC"), the New York Department of Health ("DOH") and certain plaintiffs and defendants in the Copper Industries action. SCC entered into a written agreement with the United States (on behalf of the DEC and DOH) , and the five Copper Industries plaintiffs dated as of February 14, 1997 (the "Rosen Site Settlement"). The
Rosen Site Settlement was approved by the Bankruptcy Court on May 29, 1997 after all the conditions precedent to the settlement had been satisfied.




SCC is also a defendant or plaintiff in various other legal actions that have arisen in the ordinary course of business, the ultimate resolution of which will not have a material adverse effect on either SCC's financial position or results of operation.
                          Schedule 3.07
                         Contracts



Both Buyer and Seller are in possession of identical printed copies of the computer report Contracts for Maintenance, Services, Rentals and Leases Dated
     11/13/97, which is hereby incorporated by reference into this Schedule.

                          Schedule 3.09

                Employees; Labor Relations



None.

                          Schedule 3.10

                         Suppliers


Both Buyer and Seller are in possession of identical printed copies of the computer report Suppliers of the Business Date 11/12/97 Time 5:26 P.M., which is hereby incorporated by reference into this Schedule.

                          Schedule 3.11

                   Certain Transactions



None.

                          Schedule 3.12

                 Persons with "Knowledge"



W. Michael Driscoll President and Chief Executive Officer
John A. Piontkowski Executive Vice President, Chief Financial Officer and
                    Assistant Secretary
Michael W. Chernago Vice President/Operations
Martin D. Wilson    Vice President/Controller

                          Schedule

                     4.03 No

                     Violations;

Consents

Violations - none.

Consents are needed from:

Bank of Canada syndicate

GE Capital Corp.

                          Schedule

                           4.04

                           Litigation

None.

                          Schedule 5.0

                          Finders' Fees
None.

                            Exhibit A

                          Bill of Sale

                            Exhibit B

               Assignment and Assumption Agreement



                            Exhibit C
                   Opinion of Seller's Counsel

         Exhibit D

Opinion of Buyer's Counsel